Exhibit 99.1

The First Bancshares, Inc. Reports a 93% Increase in Net Income Available to Common Shareholders; Increases Quarterly Dividend by 14%

HATTIESBURG, Miss.--(BUSINESS WIRE)--April 22, 2019--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) reported today net income available to common shareholders of $7.6 million for the quarter ended March 31, 2019, an increase of $3.7 million or 92.9%, compared to $4.0 million for the quarter ended March 31, 2018, and an increase of $0.8 million, or 11.3%, compared to $6.9 million for the fourth quarter of 2018. Operating net earnings increased 85.2%, or $4.6 million, for the quarter ended March 31, 2019, totaling $9.9 million for the first quarter of 2019 as compared to $5.4 million for the first quarter of 2018, and increased $0.8 million, or 8.6%, as compared to $9.1 million for the fourth quarter of 2018. Operating net earnings for the first quarter of 2019 excludes merger-related costs of $2.5 million, net of tax and income in the form of an award from the U. S. Department of the Treasury of $0.2 million, net of tax. Operating net earnings for the first quarter of 2018 excludes merger-related costs of $1.4 million, net of tax. Operating net earnings for the fourth quarter of 2018 exclude merger-related costs of $3.2 million, net of tax as well as $0.3 million, net of tax related to the sale of investment securities and $0.7 million net of tax in awards from the U. S. Department of Treasury.

For the first quarter of 2019, fully diluted earnings per share were $0.48, compared to $0.34 for the first quarter of 2018 and $0.48 for the fourth quarter of 2018. Excluding the impact of the merger-related costs and income described above, fully diluted operating earnings per share for the first quarter of 2019 were $0.63 as compared to $0.46 for the first quarter of 2018, and $0.64 for the fourth quarter of 2018. Fully diluted earnings per share for first quarter of 2019 include the issuance of 2,377,501 shares of our common stock in connection with the acquisition of FPB Financial Corp (“FPB”). Fully diluted earnings per share for first quarter of 2018 include the issuance of 1,134,010 shares of our common stock in connection with the acquisition of Southwest Bancshares, Inc. (“Southwest”).

Highlights for the Quarter:

  On March 2, 2019, the Company closed as planned the acquisition of FPB and its wholly-owned subsidiary, Florida Parishes Bank, which added 7 locations servicing the Hammond and New Orleans areas in Louisiana. System integration for this acquisition was completed in March as well.
  On March 28, 2019, the Company announced that its Board of Directors authorized a share repurchase program allowing the Company to purchase up to an aggregate of $20 million in shares of the Company’s issued and outstanding common stock.
  During the quarter, the Company received a $0.23 million Financial Assistance Award from the Community Development Financial Institutions Fund of the U. S. Department of the Treasury as a result of our designation as a Community Development Financial Institution.
  Excluding the acquisition of FPB, loans increased $33.3 million, or 1.6% during the first quarter of 2019.
  Excluding the acquisition of FPB, deposits increased $146.0 million, or 5.9% during the first quarter of 2019.
  The Company’s Board of Directors increased the quarterly dividend by $0.01 to $0.08 per share, a 14% increase.

M. Ray “Hoppy” Cole, President and Chief Executive Officer, commented, “We continue to see increasing profitability and strong overall performance of our Company as a result of our regional expansion plan. In addition to a 93% increase in net income year over year, we posted solid organic growth in loans and deposits across our five-state operating area. We also closed our merger and completed the operating system integration of Florida Parishes Bank during the quarter. We are excited to have Florida Parishes’ clients and team member become part of The First. They are an experienced, well respected group of bankers that will further our growth in Louisiana.”

Balance Sheet

Consolidated assets increased $529.0 million to $3.533 billion at March 31, 2019 from $3.004 billion at December 31, 2018. The acquisition of FPB accounted for $436.1 million of the increase.

Total loans were $2.335 billion at March 31, 2019, as compared to $2.060 billion at December 31, 2018, and $1.517 billion at March 31, 2018, representing increases of $274.9 million or 13.3%, and $818.8 million or 54.0%, respectively. The acquisition of FPB accounted for $241.6 million, net of fair value marks, of the total increase in loans as compared to the fourth quarter of 2018. The acquisitions of Sunshine Financial, Inc., (“Sunshine”), FMB Banking Corporation (“FMB”) and FPB accounted for $705.1 million, net of fair value marks, of the total increase in loans as compared to the first quarter of 2018. The increase in loans, net of acquired loans, during the sequential quarter amounted to $33.3 million.

Total deposits were $2.914 billion at March 31, 2019, as compared to $2.457 billion at December 31, 2018, and $1.992 billion at March 31, 2018, representing increases of $456.9 million or 18.6%, and $922.7 million or 46.3%, respectively. The acquisition of FPB accounted for $314.4 million of the total increase in deposits as compared to December 31, 2018. The acquisitions of Southwest, Sunshine and FMB accounted for $866.0 million of the total increase in deposits as compared to March 31, 2018. The increase in deposits of $146.0 million, net of acquired, during the first quarter of 2019 was largely due to increases in NOW accounts of $131.6 million, of which $129.1 million is attributable to the seasonality of the public fund deposits.

Asset Quality

Nonperforming assets totaled $39.2 million at March 31, 2019, an increase of $4.9 million compared to $34.3 million at December 31, 2018 and an increase of $24.4 million compared to March 31, 2018. The majority of the increases in both quarterly comparisons was related to acquired loans. The ratio of the allowance for loan and leases losses (ALLL) to total loans was 0.48% at March 31, 2019, 0.49% at December 31, 2018 and 0.57% at March 31, 2018. The ratio of annualized net charge-offs (recoveries) to total loans was (0.008%) for the quarter ended March 31, 2019 compared to 0.02% for the quarter ended December 31, 2018 and (0.02%) for the quarter ended March 31, 2018.

First Quarter 2019 vs. First Quarter 2018 Earnings Comparison

Net income available to common shareholders for the first quarter of 2019 totaled $7.6 million compared to $4.0 million for the first quarter of 2018, an increase of $3.7 million or 92.9%.

Operating net earnings for the first quarter of 2019 totaled $9.9 million compared to $5.4 million for the first quarter of 2018, an increase of $4.6 million or 85.2%. The calculation of operating net earnings excludes the merger-related costs and non-recurring income for each quarter as discussed above.

Net interest income for the first quarter of 2019 was $27.1 million, an increase of $10.8 million when compared to the first quarter of 2018. The increase was due to interest income earned on a higher volume of loans as well as increased interest rates. Fully tax equivalent (“FTE”) net interest income totaled $27.4 million and $16.6 million for the first quarter of 2019 and 2018, respectively. FTE net interest income increased $10.8 million in the prior year quarterly comparison due to increased loan volume as well as increased interest rates. Purchase accounting adjustments accounted for $1.1 million of the difference in net interest income for the first quarter comparisons. First quarter 2019 FTE net interest margin of 3.89% included 18 basis points related to purchase accounting adjustments compared to 3.67% for the same quarter in 2018, which included 2 basis points related to purchase accounting adjustments.

Non-interest income increased $2.1 million for the first quarter of 2019 as compared to the first quarter of 2018 due to increased service charges and interchange fee income of $1.4 million primarily based on the increased deposit base due to the acquisitions. Non-interest income also included the Financial Assistance Award of $0.23 million from the U.S. Department of the Treasury received during the first quarter of 2019 as a result of our designation as a Community Development Financial Institution.

First quarter 2019 non-interest expense was $21.9 million, an increase of $7.3 million, or 50.0% as compared to the first quarter of 2018. Excluding the increase in acquisition charges of $1.4 million for first quarter of 2019, non-interest expense increased $5.9 million in the first quarter of 2019, of which $3.8 million was attributable to the operations of Southwest, Sunshine, FMB and FPB, as compared to first quarter of 2018.

Investment securities totaled $620.5 million, or 17.6% of total assets at March 31, 2019, versus $441.9 million, or 19.2% of total assets at March 31, 2018. The average balance of investment securities increased $172.7 million in prior year quarterly comparison, primarily as a result of the acquisitions. The average tax equivalent yield on investment securities increased 28 basis points to 3.32% from 3.04% in prior year quarterly comparison. The investment portfolio had a net unrealized gain of $5.5 million at March 31, 2019 as compared to a net unrealized loss of $5.1 million at March 31, 2018.

The FTE average yield on all earning assets increased 57 basis points in prior year quarterly comparison, from 4.19% for the first quarter of 2018 to 4.76% for the first quarter of 2019. Average interest expense increased 45 basis points from 0.67% for the first quarter of 2018 to 1.12% for the first quarter of 2019 due primarily to increased interest-bearing deposit accounts as well as the issuance of subordinated debt in the second quarter of 2018 and rising interest rates. Cost of all deposits averaged 67 basis points for the first quarter of 2019 compared to 44 basis points for the first quarter of 2018. Public funds increased $120.5 million when comparing March 31, 2019 to March 31, 2018.

First Quarter 2019 vs Fourth Quarter 2018 Earnings Comparison

Net income available to common shareholders for the first quarter of 2019 increased $0.8 million, or 11.3% to $7.6 million compared to $6.9 million for the fourth quarter of 2018. For the first quarter of 2019, fully diluted earnings per share were $0.48, compared to $0.48 for the fourth quarter of 2018.

Operating net earnings for the first quarter of 2019 compared to the fourth quarter of 2018 increased $0.8 million or 8.6% from $9.1 million to $9.9 million. Operating net earnings exclude the merger-related costs and other excluded items for the first quarter of 2019 as discussed above. Operating net earnings for the fourth quarter of 2018 exclude merger-related costs of $3.2 million, net of tax as well as $0.3 million, net of tax related to the gain on sale of investment securities and $0.7 million, net of tax in awards from the U. S. Department of Treasury. Excluding the impact of the merger-related costs and other items described above, fully diluted operating earnings per share for the first quarter of 2019 were $0.63 as compared to $0.64 for the fourth quarter of 2018.

Net interest income for the first quarter of 2019 was $27.1 million as compared to $25.3 million for the fourth quarter of 2018, an increase of $1.9 million. FTE net interest income increased $1.9 million to $27.4 million from $25.5 million in sequential-quarter comparison. The increase was due to increased loan volume as well as increased interest rates on both sides of the balance sheet. Interest income from purchase accounting adjustments decreased $0.3 million in sequential quarter comparison. First quarter 2019 FTE net interest margin of 3.89% included 18 basis points related to purchase accounting adjustments compared to 4.08% for the fourth quarter in 2018, which included 24 basis points related to purchase accounting adjustments.

Investment securities totaled $620.5 million, or 17.6% of total assets at March 31, 2019, versus $514.9 million, or 17.1% of total assets at December 31, 2018. The average balance of investment securities increased $69.5 million in sequential-quarter comparison, primarily as a result of the acquisition of FPB. The average tax equivalent yield on investment securities increased 17 basis points to 3.32% from 3.15% in sequential-quarter comparison. The investment portfolio had a net unrealized gain of $5.5 million at March 31, 2019 as compared to a net unrealized loss of $2.5 million at December 31, 2018.

The FTE average yield on all earning assets decreased in sequential-quarter comparison from 4.93% to 4.76%. Average interest expense increased 3 basis points from 1.09% for the fourth quarter of 2018 to 1.12% for the first quarter of 2019 due primarily to increased rates as well as an increase in borrowings. Cost of all deposits averaged 67 basis points for the first quarter of 2019 compared to 61 basis points for the fourth quarter of 2018. Public funds increased $129.1 million when comparing March 31, 2019 to December 31, 2018, excluding the acquisition of FPB.

Non-interest income excluding the awards from the U. S. Department of the Treasury and gain on sales of securities, increased $0.2 million in sequential-quarter comparison resulting from increased interchange fee income. Non-interest income for the first quarter of 2019 included the Bank Enterprise Award received from the U. S. Department of the Treasury for $0.23 million, and for the fourth quarter included the Financial Assistance Award received from the U. S. Department of the Treasury for $0.95 million, which resulted in a net decrease in non-interest income of $0.7 million for the quarterly comparison.

Non-interest expense for the first quarter of 2019 was $21.9 million compared to $22.2 million for the fourth quarter of 2018. Excluding acquisition charges for each quarter, non-interest expense increased $0.6 million in sequential-quarter comparison, which is largely attributable to the operations of FPB acquired in the first quarter.

Declaration of Cash Dividend

The Company announced that its Board of Directors declared a cash dividend of $0.08 per share, an increase of $0.01 per share, or 14% to be paid on its common stock on May 24, 2019 to shareholders of record as of the close of business on May 10, 2019.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Non-GAAP Financial Measures

Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. This press release includes operating net earnings, operating earnings per share, fully tax equivalent net interest income, total tangible common equity, tangible book value per common share and certain ratios derived from these non-GAAP financial measures. The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the periods presented in this press release. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented, and other bank holding companies may define or calculate these measures differently. These non-GAAP financial measures should not be considered in isolation and do not purport to be an alternative to net income, earnings per share, net interest income, book value or other GAAP financial measures as a measure of operating performance. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is provided in this press release following the Condensed Consolidated Financial Information (unaudited).

Forward Looking Statements

This news release contains statements regarding the projected performance of The First Bancshares, Inc. and its subsidiary. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; interest rate risk; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; and risks related that the anticipated benefits from the transactions with Southwest, Sunshine, FMB and FPB are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission, which are available on the SEC’s website, http://www.sec.gov. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS DATA	Quarter Ended 3/31/19	Quarter Ended 12/31/18	Quarter Ended 9/30/18	Quarter Ended 6/30/18	Quarter Ended 3/31/18
Total Interest Income	$ 33,273	$ 30,555	$ 25,628	$ 25,037	$ 18,758
Total Interest Expense	6,142	5,285	3,959	3,468	2,378
Net Interest Income	27,131	25,270	21,669	21,569	16,380
FTE net interest income*	27,388	25,524	21,925	21,826	16,609
Provision for loan losses	1,123	574	412	857	277
Non-interest income	5,554	6,396	5,074	5,632	3,459
Non-interest expense	21,893	22,249	19,786	19,680	14,597
Earnings before income taxes	9,669	8,843	6,545	6,664	4,965
Income tax expense	2,034	1,982	1,383	1,419	1,008
Net income available to common shareholders	$ 7,635	$ 6,861	$ 5,162	$ 5,245	$ 3,957

PER COMMON SHARE DATA
Basic earnings per share	$ 0.49	$ 0.48	$ 0.39	$ 0.40	$ 0.34
Diluted earnings per share	0.48	0.48	0.39	0.40	0.34
Diluted earnings per share, operating*	0.63	0.64	0.62	0.62	0.46
Quarterly dividends per share	.07	.05	.05	.05	.05
Book value per common share at end of period	26.30	24.49	22.09	21.88	20.95
Tangible book value per common share at period end*	17.79	16.88	17.10	16.82	16.39
Market price at end of period	30.90	30.91	39.05	36.80	32.25
Shares outstanding at period end	17,272,731	14,830,598	13,074,516	13,065,953	12,339,492
Weighted average shares outstanding:
Basic	15,646,476	14,247,555	13,072,455	13,065,953	11,556,968
Diluted	15,770,622	14,371,562	13,192,207	13,167,969	11,652,959

AVERAGE BALANCE SHEET DATA
Total assets	$3,181,761	$2,812,212	$2,470,607	$2,443,176	$1,986,150
Loans and leases	2,167,495	1,959,179	1,720,884	1,696,737	1,325,272
Total deposits	2,599,842	2,296,966	2,069,910	2,115,661	1,683,999
Total common equity	390,217	328,250	284,839	274,535	230,255
Total tangible common equity*	262,553	222,402	219,077	217,092	196,326

SELECTED RATIOS
Annualized return on avg assets	0.96%	0.98%	0.84%	0.86%	0.80%
Annualized return on avg assets, operating*	1.25%	1.30%	1.33%	1.33%	1.08%
Annualized return on avg common equity, operating*	10.18%	11.14%	11.51%	11.85%	9.31%
Annualized return on avg tangible common equity, oper*	15.13%	16.44%	14.96%	14.99%	10.92%
Average loans to average deposits	83.37%	85.29%	83.14%	80.20%	78.70%
FTE Net Interest Margin*	3.89%	4.08%	3.97%	3.92%	3.67%
Efficiency Ratio	66.46%	69.69%	73.28%	71.67%	72.74%
Efficiency Ratio, operating*	57.21%	59.06%	58.25%	57.70%	63.98%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	0.48%	0.49%	0.56%	0.56%	0.57%
Nonperforming assets to tangible equity + ALLL	12.32%	13.17%	10.05%	7.88%	6.99%
Nonperforming assets to total loans + OREO	1.67%	1.66%	1.33%	1.04%	0.97%
Annualized QTD net charge-offs (recoveries) to total loans	(0.008%)	0.02%	0.03%	0.003%	(0.02%)

*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	Mar 31, 2019	Dec 31, 2018	Sept 30, 2018	June 30, 2018	Mar 31, 2018
Assets
Cash and cash equivalents	$ 248,576	$ 159,107	$ 122,371	$ 120,425	$ 162,521
Securities available-for-sale	598,796	492,701	424,940	437,011	425,529
Securities held-to-maturity	6,397	6,000	6,000	6,000	6,000
Other investments	15,298	16,227	13,104	10,320	10.399
Total investment securities	620,491	514,928	444,044	453,331	441,928
Loans held for sale	6,238	4,838	4,269	5,914	2,538
Total loans	2,335,348	2,060,422	1,748,483	1,710,271	1,516,579
Allowance for loan losses	(11,235)	(10,065)	(9,765)	(9,512)	(8,659)
Loans, net	2,324,113	2,050,357	1,738,718	1,700,759	1,507,920
Premises and equipment	94,624	74,783	62,342	62,289	57,430
Other Real Estate Owned	11,588	10,869	8,453	7,890	7,357
Goodwill and other intangibles	147,150	112,916	65,238	66,105	56,343
Other assets	80,199	76,188	66,355	64,976	63,376
Total assets	$3,532,979	$3,003,986	$2,511,790	$2,481,689	$2,299,413

Liabilities and Shareholders’ Equity
Non-interest bearing deposits	$ 655,900	$ 570,148	$ 430,430	$ 459,402	$ 414,142
Interest-bearing deposits	2,258,418	1,887,311	1,616,016	1,637,833	1,577,502
Total deposits	2,914,318	2,457,459	2,046,446	2,097,235	1,991,644
Borrowings	61,750	85,500	85,508	10,516	29,034
Subordinated debentures	80,561	80,521	75,117	75,192	10,310
Other liabilities	22,003	17,252	15,921	12,920	9,886
Total liabilities	3,078,632	2,640,732	2,222,992	2,195,863	2,040,874
Total shareholders’ equity	454,347	363,254	288,798	285,826	258,539
Total liabilities and shareholders’ equity	$3,532,979	$3,003,986	$2,511,790	$2,481,689	$2,299,413

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Interest Income:
Loans, including fees	$ 27,569	$ 25,184	$ 21,824	$ 21,155	$ 15,926
Investment securities	4,339	3,785	3,126	3,181	2,661
Accretion of purchase accounting adjustments	1,235	1,532	583	559	59
Other interest income	130	54	95	142	112
Total interest income	33,273	30,555	25,628	25,037	18,758
Interest Expense:
Deposits	4,275	3,506	2,740	2,498	1,840
Borrowings	546	482	52	147	460
Subordinated debentures	1,233	1,179	1,125	774	78
Accretion of purchase accounting adjustments	88	118	42	49	-
Total interest expense	6,142	5,285	3,959	3,468	2,378
Net interest income	27,131	25,270	21,669	21,569	16,380
Provision for loan losses	1,123	574	412	857	277
Net interest income after provision for loan losses	26,008	24,696	21,257	20,712	16,103

Non-interest Income:
Service charges on deposit accounts	1,831	1,887	1,538	1,341	1,027
Mortgage Income	909	969	1,066	1,213	800
Interchange Fee Income	1,652	1,527	1,180	1,500	1,040
Gain (loss) on securities, net	38	334	-	(5)	-
Financial Assistance Award/Bank Enterprise Award	233	950	233	917	-
Other charges and fees	891	729	1,057	666	592
Total non-interest income	5,554	6,396	5,074	5,632	3,459

Non-interest expense (benefit):
Salaries and employee benefits	10,697	10,336	9,266	9,502	7,789
Occupancy expense	2,442	2,281	2,163	2,034	1,647
FDIC premiums	(52)	369	278	368	367
Marketing	175	173	60	70	80
Amortization of core deposit intangibles	716	750	349	356	201
Other professional services	920	452	847	438	189
Acquisition charges	3,179	4,155	4,059	3,838	1,758
Other non-interest expense	3,816	3,733	2,764	3,074	2,566
Total Non-interest expense	21,893	22,249	19,786	19,680	14,597
Earnings before income taxes	9,669	8,843	6,545	6,664	4,965
Income tax expense	2,034	1,982	1,383	1,419	1,008
Net income available to common shareholders	$ 7,635	$ 6,861	$ 5,162	$ 5,245	$ 3,957

Diluted earnings per common share	$ 0.48	$ 0.48	$ 0.39	$ 0.40	$ 0.34
Diluted earnings per common share, operating*	$ 0.63	$ 0.64	$ 0.62	$ 0.62	$ 0.46

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Year to Date
	2019	2018
Interest Income:
Loans, including fees	$ 27,569	$ 15,926
Investment securities	4,339	2,661
Accretion of purchase accounting adjustments	1,235	59
Other interest income	130	112
Total interest income	33,273	18,758
Interest Expense:
Deposits	4,275	1,840
Borrowings	546	460
Subordinated debentures	1,233	78
Amortization of purchase accounting adjustments	88	-
Total interest expense	6,142	2,378
Net interest income	27,131	16,380
Provision for loan losses	1,123	277
Net interest income after provision for loan losses	26,008	16,103

Non-interest Income:
Service charges on deposit accounts	1,831	1,027
Mortgage Income	909	800
Interchange Fee Income	1,652	1,040
Gain (loss) on securities, net	38	-
Financial Assistance Award/Bank Enterprise Award	233	-
Other charges and fees	891	592
Total non-interest income	5,554	3,459

Non-interest expense:
Salaries and employee benefits	10,697	7,789
Occupancy expense	2,442	1,647
FDIC premiums	(52)	367
Marketing	175	80
Amortization of core deposit intangibles	716	201
Other professional services	920	189
Acquisition charges	3,179	1,758
Other non-interest expense	3,816	2,566
Total Non-interest expense	21,893	14,597
Earnings before income taxes	9,669	4,965
Income tax expense	2,034	1,008
Net income available to common shareholders	$ 7,635	$ 3,957

Diluted earnings per common share	$ 0.48	$ 0.34
Diluted earnings per common share, operating*	$ 0.63	$ 0.46
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
COMPOSITION OF LOANS	Mar 31, 2019	Percent of Total	Dec 31, 2018	Sept 30, 2018	June 30, 2018	Mar 31, 2018	Percent of Total
Commercial, financial and agricultural	$ 340,333	14.5%	$ 301,182	$ 246,401	$ 228,643	$ 213,118	14.0%
Real estate – construction	348,788	14.9%	298,718	251,240	229,164	213,712	14.1%
Real estate – commercial	857,918	36.6%	776,880	654,040	658,096	561,153	36.9%
Real estate – residential	722,611	30.9%	617,804	529,515	546,120	475,868	31.3%
Lease Financing Receivable	3,060	0.1%	2,891	2,659	2,476	2,433	0.2%
Obligations of States & subdivisions	13,734	0.6%	16,941	16,374	10,627	15,861	1.0%
Consumer	48,904	2.1%	46,006	48,254	35,145	34,434	2.3%
Loans held for sale	6,238	0.3%	4,838	4,269	5,914	2,538	0.2%
Total loans	$2,341,586	100%	$2,065,260	$1,752,752	$1,716,185	$1,519,117	100%

COMPOSITION OF DEPOSITS	Mar 31, 2019	Percent of Total	Dec 31, 2018	Sept 30, 2018	June 30, 2018	Mar 31, 2018	Percent of Total
Noninterest bearing	$655,900	22.5%	$570,148	$430,430	$459,402	$414,142	20.8%
NOW and other	1,062,112	36.4%	835,434	705,851	731,617	761,318	38.2%
Money Market/Savings	647,783	22.2%	566,276	503,772	519,516	434,569	21.8%
Time Deposits of less than $250,000	414,281	14.2%	384,030	321,619	308,086	295,317	14.8%
Time Deposits of $250,000 or more	134,242	4.7%	101,571	84,774	78,614	86,298	4.4%
Total Deposits	$2,914,318	100%	$2,457,459	$2,046,446	$2,097,235	$1,991,644	100%

ASSET QUALITY DATA	Mar 31, 2019		Dec 31, 2018	Sept 30, 2018	June 30, 2018	Mar 31, 2018
Nonaccrual loans	$ 26,502		$ 21,895	$ 13,572	$ 8,440	$ 5,746
Loans past due 90 days and over	943		1,325	805	940	1,096
Total nonperforming loans	27,445		23,220	14,377	9,380	6,842
Other real estate owned	11,588		10,869	8,453	7,890	7,357
Nonaccrual securities	208		208	616	616	616
Total nonperforming assets	$ 39,241		$34,297	$23,446	$17,886	$ 14,815

Nonperforming assets to total assets	1.11%		1.14%	0.93%	0.72%	0.64%
Nonperforming assets to total loans + OREO	1.67%		1.66%	1.33%	1.04%	0.97%
ALLL to nonperforming loans	40.94%		43.35%	67.92%	101.41%	128.13%
ALLL to total loans	0.48%		0.49%	0.56%	0.56%	0.57%

Quarter-to-date net charge-offs (recs)	$ (47)		$ 93	$ 151	$ 12	$ (94)
Annualized QTD net chg-offs (recs) to loans	(0.008%)		0.02%	0.03%	0.003%	(0.02%)

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	March 31, 2019			December 31, 2018			September 30, 2018			June 30, 2018			March 31, 2018
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate

Taxable securities	$ 435,576	$ 3,581	3.29%	$ 369,820	$ 2,808	3.04%	$ 331,601	$ 2,369	2.86%	$ 328,898	$ 2,423	2.95%	$ 274,595	$ 1,986	2.89%
Tax-exempt
securities	117,831	1,015	3.45%	114,055	1,003	3.52%	116,235	1,013	3.49%	117,875	1,015	3.44%	106,161	904	3.41%
Total investment
securities	553,407	4,596	3.32%	483,875	3,811	3.15%	447,836	3,382	3.02%	446,773	3,438	3.08%	380,756	2,890	3.04%
FFS & Int bearing dep	-			-
in other banks	94,778	130	0.55%	57,655	282	1.96%	42,174	95	0.90%	85,321	142	0.67%	105,689	112	0.42%
Loans	2,167,495	28,804	5.32%	1,959,179	26,716	5.45%	1,720,884	22,407	5.21%	1,696,737	21,714	5.12%	1,325,272	15,985	4.82%
Total Interest
earning assets	2,815,680	33,530	4.76%	2,500,709	30,809	4.93%	2,210,894	25,884	4.68%	2,228,831	25,294	4.54%	1,811,717	18,987	4.19%
Other assets	366,081			311,503			259,713			214,345			174,433
Total assets	$ 3,181,761			$ 2,812,212			$ 2,470,607			$ 2,443,176			$ 1,986,150

Interest-bearing
liabilities:
Deposits	$ 2,024,718	$ 4,363	0.86%	$ 1,776,780	$ 3,615	0.81%	$ 1,629,195	$ 2,782	0.68%	$ 1,676,110	$ 2,547	0.61%	$ 1,330,925	$ 1,840	0.55%
Repo	-	-	0.00%	-	-	0.00%	-	-	0.00%	-	-	0.00%	-	-	0.00%
Fed funds purchased	150	5	13.33%	1,455	18	4.95%	1,893	27	5.71%	1,382	9	2.60%	202	1	1.98%
FHLB	86,119	541	2.51%	92,352	465	2.01%	22,469	25	0.45%	22,959	138	2.40%	71,944	459	2.55%
Subordinated
debentures	80,540	1,233	6.12%	75,391	1,187	6.30%	75,124	1,125	5.99%	54,036	774	5.73%	10,310	78	3.03%
Total interest
bearing liabilities	2,191,527	6,142	1.12%	1,945,978	5,285	1.09%	1,728,681	3,959	0.92%	1,754,487	3,468	0.79%	1,413,381	2,378	0.67%
Other liabilities	600,017			537,984			457,087			414,154			342,514
Shareholders' equity	390,217			328,250			284,839			274,535			230,255
Total liabilities and
shareholders'
equity	$ 3,181,761			$ 2,812,212			$ 2,470,607			$ 2,443,176			$ 1,989,150

Net interest
income (FTE)*		$ 27,388	3.64%		$ 25,524	3.84%		$ 21,925	3.77%		$ 21,826	3.75%		$ 16,609	3.52%

Net interest margin (FTE)*			3.89%			4.08%			3.97%			3.92%			3.67%

Core net interest
margin*			3.71%			3.84%			3.86%			3.82%			3.65%

*See reconciliation for Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (unaudited) (in thousands except per share data)
	Three Months Ended
Per Common Share Data	Mar 31, 2019	Dec 31, 2018	Sept 30, 2019	June 30, 2019	Mar 31, 2018
Book value per common share	$ 26.30	$ 24.49	$ 22.09	$ 21.88	$ 20.95
Effect of intangible assets per share	8.51	7.61	4.99	5.06	4.56
Tangible book value per common share	$ 17.79	$ 16.88	$ 17.10	$ 16.82	$ 16.39

Diluted earnings per share	$ 0.48	$ 0.48	$ 0.39	$ 0.40	$ 0.34
Effect of acquisition charges	0.21	0.29	0.31	0.29	0.15
Tax on acquisition charges	(0.05)	(0.07)	(0.08)	(0.07)	(0.03)
Effect of gain on sale of securities	-	(0.02)	-	-	-
Tax on gain on sale	-	.01	-	-	-
Effect of Treasury awards	(0.01)	(0.07)	-	-	-
Tax on Treasury awards	-	0.02	-	-	-
Diluted earnings per share, operating	$ 0.63	$ 0.64	$ 0.62	$ 0.62	$ 0.46

		Year to Date
		2019		2018
Diluted earnings per share		$ 0.48		$ 0.34
Effect of acquisition charges		0.21		0.15
Tax on acquisition charges		(0.05)		(0.03)
Effect of gain on sale of securities		-		-
Tax on gain on sale		-		-
Effect of Treasury awards		(0.01)		-
Tax on Treasury awards		-		-
Diluted earnings per share, operating		$ 0.63		$ 0.46

		Year to Date
		2019		2018
Net income available to common shareholders		$ 7,635		$ 3,957
Acquisition charges		3,179		1,758
Tax on acquisition charges		(712)		(355)
Gain on sale of securities		-		-
Tax on gain on sale		-		-
Treasury awards		(233)		-
Tax on Treasury awards		59		-
Net earnings available to common shareholders, operating		$ 9,928		$ 5,360

		Three Months Ended
Average Balance Sheet Data		Mar 31, 2019	Dec 31, 2018	Sept 30, 2018	June 30, 2018	Mar 31, 2018
Total average assets	A	$3,181,761	$2,812,212	$2,470,607	$2,443,176	$1,986,150
Total average earning assets	B	2,815,680	$2,500,709	$2,210,894	$2,228,831	$1,811,717
			`
Common Equity	C	$ 390,217	$ 328,250	$ 284,839	$ 274,535	$ 230,255
Less intangible assets		127,664	105,848	65,762	57,443	33,929
Tangible common equity	D	$ 262,553	$ 222,402	$ 219,077	$ 217,092	$ 196,326

		Three Months Ended
Net Interest Income Fully Tax Equivalent		Mar 31, 2019	Dec 31, 2018	Sept 30, 2018	June 30, 2018	Mar 31, 2018
Net interest income	E	$ 27,131	$ 25,270	$ 21,669	$ 21,569	$ 16,380
Tax-exempt investment income		(758)	(749)	(757)	(758)	(675)
Taxable investment income		1,015	1,003	1,013	1,015	904
Net Interest Income Fully Tax Equivalent	F	$ 27,388	$ 25,524	$ 21,925	$ 21,826	$ 16,609

Annualized Net Interest Margin	E/B	3.85%	4.04%	3.92%	3.87%	3.62%
Annualized Net Interest Margin, Fully Tax Equivalent	F/B	3.89%	4.08%	3.97%	3.92%	3.67%

		Three Months Ended
Core Net Interest Margin		Mar 31, 2019	Dec 31, 2018	Sept 30, 2018	June 30, 2018	Mar 31, 2018
Net interest income (FTE)		$ 27,388	$ 25,524	$ 21,925	$ 21,826	$ 16,609
Less purchase accounting adjustments		1,147	1,414	541	510	59
Net interest income, net of purchase accounting adj	G	$ 26,241	$ 24,110	$ 21,384	$ 21,316	$ 16,550

Total average earning assets		$2,815,680	$2,500,709	$2,210,894	$2,228,831	$1,811,717
Add average balance of loan valuation discount		13,869	12,803	6,836	6,046	1,578
Avg earning assets, excluding loan valuation discount	H	$2,829,549	$2,513,511	$2,217,730	$2,234,877	$1,813,295

Core net interest margin	G/H	3.71%	3.84%	3.86%	3.82%	3.65%

		Three Months Ended
Efficiency Ratio		Mar 31, 2019	Dec 31, 2018	Sept 30, 2018	June 30, 2018	Mar 31, 2018
Operating Expense
Total non-interest expense		$ 21,893	$ 22,245	$ 19,786	$ 19,680	$ 14,598
Pre-tax non-operating expenses		(3,179)	(4,155)	(4,059)	(3,838)	(1,758)
Adjusted Operating Expense	I	$ 18,714	$ 18,090	$ 15,727	$ 15,842	$ 12,840

Operating Revenue
Net interest income, FTE		$ 27,388	$ 25,524	$ 21,925	$ 21,826	$ 16,609
Total non-interest income		5,554	6,396	5,074	5,632	3,459
Pre-tax non-operating items		(233)	(1,292)	-	-	-
Adjusted Operating Revenue	J	$ 32,709	$ 30,628	$ 26,999	$ 27,458	$ 20,068

Efficiency Ratio, operating	I/J	57.21%	59.06%	58.25%	57.70%	63.98%

		Three Months Ended
Return Ratios		Mar 31, 2019	Dec 31, 2018	Sept 30, 2018	June 30, 2018	Mar 31, 2018
Net income available to common shareholders	K	$ 7,635	$ 6,861	$ 5,162	$ 5,245	$ 3,957
Acquisition charges		3,179	4,155	4,059	3,838	1,758
Tax on acquisition charges		(712)	(910)	(1,027)	(948)	(355)
Gain on sale		-	(342)	-	-	-
Tax on gain on sale		-	86	-	-	-
Treasury awards		(233)	(950)	-	-	-
Tax on Treasury awards		59	242	-	-	-
Net earnings available to common shareholders, oper	L	$ 9,928	$ 9,142	$ 8,194	$ 8,135	$ 5,360

Annualized return on avg assets	K/A	0.96%	0.98%	0.84%	0.86%	0.80%
Annualized return on avg assets, oper	L/A	1.25%	1.30%	1.33%	1.33%	1.08%
Annualized return on avg common equity, oper	L/C	10.18%	11.14%	11.51%	11.85%	9.31%
Annualized return on avg tangible common equity, oper	L/D	15.13%	16.44%	14.96%	14.99%	10.92%

Mortgage Department
Net Interest Income after provision for loan losses		$ 176	$ 267	$ 154	$ 214	$ 189
Loan fee income		909	969	1,066	1,213	800
Salaries and employee benefits		823	774	855	903	849
Other non-interest expense		154	124	136	127	97
Earnings before income taxes		$ 108	$ 338	$ 229	$ 397	$ 43

CONTACT:
M. Ray “Hoppy” Cole
Chief Executive Officer
Dee Dee Lowery
Chief Financial Officer
(601) 268-8998